Exhibit 99.1

Agilent Technologies Reports Fourth-Quarter 2016 Results

Agilent Caps Off 2016 with a Very Strong Quarter

Highlights:

•	GAAP income from continuing operations of $124 million, or $0.38 per share

•	Non-GAAP income from continuing operations of $193 million, or $0.59 per share(1) versus midpoint guidance of $0.51 per share

•	Revenue of $1.11 billion; core revenue growth of 6.3 percent(2) versus midpoint guidance of 1.2 percent

•	First-quarter fiscal year 2017 revenue guidance of $1.04 billion to $1.06 billion, and non-GAAP earnings guidance of $0.48 to $0.50 per share(3)

•	Fiscal year 2017 revenue guidance of $4.35 billion to $4.37 billion, and non-GAAP earnings guidance of $2.10 to $2.16 per share(3)

SANTA CLARA, Calif., Nov. 15, 2016

Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.11 billion, up 7.3 percent year over year (up 6.3 percent on a core basis(2)) for the fourth fiscal quarter ended Oct. 31, 2016.

Fourth-quarter GAAP income from continuing operations was $124 million, or $0.38 per share. Last year’s fourth-quarter GAAP income from continuing operations was $140 million, or $0.42 per share.

During the fourth quarter, Agilent had intangible amortization of $32 million, impairment costs of $25 million, acquisition and integration costs of $13 million, transformation costs of $6 million and $5 million of other costs. Excluding these items, and a tax benefit of $12 million, Agilent reported fourth-quarter adjusted income from continuing operations of $193 million, or $0.59 per share(1).

“Agilent delivered a great fourth quarter, capping off a strong fiscal year 2016,” said Mike McMullen, Agilent president and CEO. “Our fourth-quarter revenue was up 6.3 percent on a core basis(2) supported by strength across all businesses, and earnings per share came in well above our guidance range.”

“Key drivers for our better-than-expected quarter were stronger-than-expected growth in pharma and Europe, along with continued strength in China. Looking ahead, we are well positioned to capture market growth with our strong lineup of new offerings recently introduced and in the pipeline for 2017,” McMullen added.

Fourth-quarter revenue of $548 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 6 percent year over year (up 5 percent on a core basis(2)), with strength in pharma, food and forensics. LSAG’s Q4 operating margin was 22.8 percent.

Fourth-quarter revenue of $370 million from the Agilent CrossLab Group (ACG) grew 8 percent year over year (up 8 percent on a core basis(2)). Both services and consumables experienced healthy growth across all geographies. ACG’s operating margin was 22.7 percent in the quarter.

Fourth-quarter revenue of $193 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 8 percent year over year (up 8 percent on a core basis(2)), led by strength in pathology and nucleic acid solutions. DGG’s operating margin for the quarter was 19.6 percent.

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Agilent expects first-quarter 2017 revenue in the range of $1.04 billion to $1.06 billion. First-quarter non-GAAP earnings are expected to be in the range of $0.48 to $0.50 per share(3).

For fiscal year 2017, Agilent expects revenue of $4.35 billion to $4.37 billion and non-GAAP earnings of $2.10 to $2.16 per share(3). The guidance is based on Oct. 31, 2016 exchange rates.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenue of $4.20 billion in fiscal 2016. The company employs about 12,500 people worldwide. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its fourth-quarter FY2016 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2016 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT today through Nov. 22 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering passcode 94476938.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2017. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended July 31, 2016. Forward-looking statements are based on the beliefs and assumptions of

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Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share exclude primarily the impacts of acquisition and integration costs, transformation initiatives, business exit and divestiture costs, non-cash intangibles amortization, and impairment of investment and loans. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP income from continuing operations and GAAP income from continuing operations is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)Core revenue growth excludes the impact of currency, the NMR business and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q4 FY16 GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3)Non-GAAP earnings per share as projected for Q1 FY17 and full fiscal year 2017 excludes primarily the future impact of acquisition and integration costs, pension curtailment gain, business exit and divestiture costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $32 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

EDITORIAL CONTACT:
Rekha Parthasarathy
+1 408 345 8396
rekha.parthasarathy@agilent.com

INVESTOR CONTACT:
Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2016	2015	Inc/(Dec)

Net revenue	$1,111	$1,035	7%

Costs and expenses:
Cost of products and services	523	500	5%
Research and development	84	82	2%
Selling, general and administrative	321	297	8%
Total costs and expenses	928	879	6%

Income from operations	183	156	17%

Interest income	3	1	200%
Interest expense	(19)	(16)	19%
Other income (expense), net	(16)	2	—

Income from continuing operations before taxes	151	143	6%

Provision for income taxes	27	3	—

Income from continuing operations	124	140	(11)%

Loss from discontinued operations, net of tax	—	—	—

Net income	$124	$140	(11)%

Net income per share - Basic:
Income from continuing operations	$0.38	$0.42
Loss from discontinued operations	$—	$—
Net income per share - Basic	$0.38	$0.42

Net income per share - Diluted:
Income from continuing operations	$0.38	$0.42
Loss from discontinued operations	$—	$—
Net income per share - Diluted	$0.38	$0.42

Weighted average shares used in computing net income per share:
Basic	324	331
Diluted	328	333

Cash dividends declared per common share	$0.115	$0.100

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,		Percent
	2016	2015	Inc/(Dec)

Net revenue	$4,202	$4,038	4%

Costs and expenses:
Cost of products and services	2,005	1,997	—
Research and development	329	330	—
Selling, general and administrative	1,253	1,189	5%
Total costs and expenses	3,587	3,516	2%

Income from operations	615	522	18%

Interest income	11	7	57%
Interest expense	(72)	(66)	9%
Other income (expense), net	(10)	17	(159)%

Income from continuing operations before taxes	544	480	13%

Provision for income taxes	84	42	100%

Income from continuing operations	460	438	5%

Loss from discontinued operations, net of tax	—	(37)	—

Net income	$460	$401	15%

Net income per share - Basic:
Income from continuing operations	$1.41	$1.32
Loss from discontinued operations	$—	$(0.12)
Net income per share - Basic	$1.41	$1.20

Net income per share - Diluted:
Income from continuing operations	$1.40	$1.31
Loss from discontinued operations	$—	$(0.11)
Net income per share - Diluted	$1.40	$1.20

Weighted average shares used in computing net income per share:
Basic	326	333
Diluted	329	335

Cash dividends declared per common share	$0.460	$0.400

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2016	2015	2016	2015
Net Income	$124	$140	$460	$401

Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on derivative instruments	5	1	(6)	8
Amounts reclassified into earnings related to derivative instruments	3	(3)	3	(12)
Foreign currency translation	(49)	1	(8)	(336)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	(115)	(55)	(86)	(38)
Change in net prior service benefit	(2)	(3)	(15)	(11)
Other comprehensive loss	(158)	(59)	(112)	(389)

Total comprehensive income (loss)	$(34)	$81	$348	$12

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,289	$2,003
Short-term restricted cash and cash equivalents	—	242
Accounts receivable, net	624	606
Inventory	533	541
Other current assets	189	294
Total current assets	3,635	3,686

Property, plant and equipment, net	639	604
Goodwill	2,517	2,366
Other intangible assets, net	408	445
Long-term investments	135	86
Other assets	483	292
Total assets	$7,817	$7,479

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$257	$279
Employee compensation and benefits	235	221
Deferred revenue	269	258
Other accrued liabilities	183	218
Total current liabilities	944	976

Long-term debt	1,912	1,655
Retirement and post-retirement benefits	360	264
Other long-term liabilities	357	414
Total liabilities	3,573	3,309

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 614 million shares at October 31, 2016 and 611 million shares at October 31, 2015, issued	6	6
Treasury stock at cost; 290 million shares at October 31, 2016 and 279 million shares at October 31, 2015	(10,508)	(10,074)
Additional paid-in-capital	9,159	9,045
Retained earnings	6,087	5,581
Accumulated other comprehensive loss	(503)	(391)
Total stockholders' equity	4,241	4,167
Non-controlling interest	3	3
Total equity	4,244	4,170
Total liabilities and equity	$7,817	$7,479

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Year Ended
	October 31,	October 31,
	2016	2016
Cash flows from operating activities:
Net income	$124	$460
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	56	246
Share-based compensation	11	58
Excess and obsolete inventory related charges	4	20
Impairment of investment and loans	25	25
Other non-cash expenses, net	3	19
Changes in assets and liabilities:
Accounts receivable	(45)	(26)
Inventory	4	(7)
Accounts payable	12	(15)
Employee compensation and benefits	29	15
Interest rate swap payments	(10)	(10)
Other assets and liabilities	21	8
Net cash provided by operating activities (a)	234	793

Cash flows from investing activities:
Investments in property, plant and equipment	(52)	(139)
Proceeds from sale of investment securities	—	1
Payment to acquire cost method investment	—	(80)
Loan to equity method investment	—	(3)
Change in restricted cash and cash equivalents, net	—	245
Payment in exchange for convertible loan	—	(1)
Acquisition of businesses and intangible assets, net of cash acquired	(26)	(261)
Net cash used in investing activities	(78)	(238)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	3	62
Payment of taxes related to net share settlement of equity awards	—	(6)
Payment of dividends	(38)	(150)
Proceeds from revolving credit facility	—	255
Repayment of revolving credit facility	(235)	(255)
Proceeds from issuance of senior notes	299	299
Debt issuance cost	(2)	(2)
Repayment of debt	(37)	(37)
Treasury stock repurchases	(46)	(434)
Net cash used in financing activities	(56)	(268)

Effect of exchange rate movements	(10)	(1)

Net increase in cash and cash equivalents	90	286

Cash and cash equivalents at beginning of period	2,199	2,003
Cash and cash equivalents at end of period	$2,289	$2,289

(a) Cash payments included in operating activities:
Severance payments	$3	$8
Income tax payments, net	$13	$67
Interest payments	$8	$73

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2016	Diluted EPS	2015	Diluted EPS	2016	Diluted EPS	2015	Diluted EPS

GAAP Income from continuing operations	$124	$0.38	$140	$0.42	$460	$1.40	$438	$1.31
Non-GAAP adjustments:
Acceleration of share-based compensation related to workforce reduction	—	—	—	—	—	—	2	0.01
Asset impairments	—	—	3	0.01	4	0.01	3	0.01
Intangible amortization	32	0.10	37	0.11	152	0.46	156	0.47
Business exit and divestiture costs	4	0.01	1	—	10	0.03	14	0.04
Transformational initiatives	6	0.02	15	0.05	38	0.12	56	0.17
Acquisition and integration costs	13	0.04	7	0.02	41	0.12	13	0.04
Impairment of investment and loans	25	0.08	—	—	25	0.08	—	—
Pension curtailment gain	—	—	—	—	(16)	(0.05)	—	—
Other	1	—	4	0.01	6	0.02	5	0.01
Adjustment for taxes (a)	(12)	(0.04)	(39)	(0.12)	(69)	(0.21)	(104)	(0.32)
Non-GAAP Income from continuing operations	$193	$0.59	$168	$0.50	$651	$1.98	$583	$1.74

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2016, management uses a non-GAAP effective tax rate of 16.8% and 19.0%, respectively. For the three months and year ended October 31, 2015, management uses a non-GAAP effective tax rate of 20.0% for both periods.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from continuing operations and non-GAAP income from continuing operations per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, pension curtailment, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Asset impairments include assets that have been written-down to their fair value.

Business exit and divestiture costs include costs associated with the exit of the NMR business and the divestiture of the XRD business.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT systems as well as the expenses incurred primarily in fiscal year 2015 to effect the Agile Agilent reengineering.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Impairment of investment and loans include investments and their related convertible loans that have been written down to their fair value.

Pension curtailment gain resulted from certain retirement plans benefit reductions.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q4'16	Q4'15
Revenues	$548	$515
Gross Margin, %	59.4%	56.9%
Income from Operations	$125	$103
Operating margin, %	22.8%	20.0%

Diagnostics and Genomics Group

	Q4'16	Q4'15
Revenues	$193	$178
Gross Margin, %	55.4%	56.0%
Income from Operations	$38	$34
Operating margin, %	19.6%	19.2%

Agilent CrossLab Group

	Q4'16	Q4'15
Revenues	$370	$342
Gross Margin, %	49.4%	50.3%
Income from Operations	$84	$86
Operating margin, %	22.7%	25.1%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles,transformational initiatives, acquisition and integration costs, business exit and divestiture costs and impairment of investment and loans.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE NMR BUSINESS,
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'16	Q4'15	Year-over-Year % change

Life Sciences and Applied Markets Group	$548	$515	6%

Diagnostics and Genomics Group	193	178	8%

Agilent CrossLab Group	370	342	8%

Agilent	$1,111	$1,035

	Non-GAAP			Currency Adjustments	Currency-Adjusted (a)
Non-GAAP Revenue by Segment	Q4'16	Q4'15	Year-over-Year % change	Q4'16	Q4'16	Q4'15	Year-over-Year % change

Life Sciences and Applied Markets Group excluding acquisition and NMR	$535	$507	5%	$3	$532	$507	5%

Diagnostics and Genomics Group	193	178	8%	1	192	178	8%

Agilent CrossLab Group excluding acquisition	368	342	8%	—	368	342	8%

Agilent Revenue (Core)	$1,096	$1,027		$4	$1,092	$1,027	6%

.
(a) We compare the year-over-year change in revenue excluding the effect of the NMR business, recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the NMR business, recent acquisitions and divestitures and impact of currency is estimated based on our current information.